                                   DEED OF LEASE


          THIS DEED OF LEASE made and entered into as of the 10th day of May, 1999, by and between EAST BOWLES, L.L.C., a Virginia limited liability company, party of the first part and Lessor herein, and ETOYS INC., a Delaware corporation, party of the second part and Lessee herein;

                                W I T N E S S E T H:

          WHEREAS, Lessor is the owner of a certain lot or parcel of land off U.S. Route 29 in Pittsylvania County, Virginia, containing approximately 53.088 acres, more or less (the "Land"), as shown on the attached Exhibit A, being a Plat of Survey for Lessor, prepared by William E. Mitchell Assoc., and dated August 26, 1996 and revised April 27, 1999 ("Survey"), on which is located certain improvements containing a total of 438,500 square feet of floor area (the "Building") (the Land and Building together hereinafter referred to as the "Premises"); and

          WHEREAS, the Lessee desires to lease the Premises from Lessor and Lessor desires to lease the Premises to Lessee on the terms and conditions set forth hereinafter; and

          WHEREAS, Lessor and Lessee desire to set forth the terms and conditions of such lease herein;

          NOW, THEREFORE, for and in consideration of the mutual covenants, promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.  DEFINITIONS AND RULES OF CONSTRUCTION

          Section 1.1. DEFINITIONS. In addition to other terms defined elsewhere in this Lease, the following terms shall have the following meanings in this Lease unless the context requires otherwise:

          "LEASE" shall mean this agreement including any amendments, exhibits and schedules attached hereto and made a part hereof;

          "BUILDING" shall mean the existing warehouse/office facility containing approximately 438,500 square feet located on the Land, as shown on attached Exhibit "A";

          "LAND" shall mean the real estate containing 41 acres, more or less, as shown on the Plat of Survey attached hereto as Exhibit A; and

          "PREMISES" or "DEMISED PREMISES" or similar phrases shall mean the Land and Building as set forth herein; and

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          Section 1.2.  RULES OF CONSTRUCTION.  The following rules shall apply to the construction of this Lease unless the context otherwise requires:

               A) Singular words shall connote the plural number as well as the singular and vice versa.

               B) All references herein to particular articles or sections are references to articles or sections of this Lease.

               C) The headings herein are solely for convenience of reference and shall not constitute a part of this Lease nor shall they affect its meaning, construction or effect.

                             ARTICLE II.  REPRESENTATIONS

          Section 2.1. REPRESENTATIONS OF LESSOR. The Lessor makes the following representations and warranties to Lessee: Lessor is duly organized as a Virginia limited liability company under the laws of the Commonwealth of Virginia and has the power and authority to enter into the transactions contemplated by this Lease, including without limitation, the purchase options, and to carry out its obligations hereunder and by proper action has duly authorized the execution and delivery of, and the performance under, this Lease. Lessor further represents, warrants and covenants to Lessee that (a) the Land and the Additional Land (as hereinafter defined) is presently properly subdivided in conformity with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances applicable to the Premises ("Laws") and zoned so as to permit access to the occupancy and operation of the demised Premises and the Additional Land for Lessee's intended use as a warehouse/office/distribution facility; (b) there are no title matters and no rights of any third parties which will or may prevent, hinder or restrict Lessee's intended uses or occupancy of the demised Premises and/or the Additional Land and Lessor owns fee simple title to the Premises and Additional Land free and clear of all liens and encumbrances, except those items disclosed in that certain Commitment for Title Insurance and endorsement thereto issued by Stewart Title Guaranty Company under Commitment Number DST-190199 ("Permitted Encumbrances"), and has not entered into any other leases, options, unrecorded contracts to acquire or lease or any similar or related agreements or instruments related to the Premises and/or Additional Land; (c) Lessor shall not take any future actions or omissions with respect to the Premises or Additional Land, including without limitation, any actions which affect title and/or zoning of the Premises or Additional Land which will interfere with, prohibit, restrict or adversely affect Lessee's permitted use of or access to the Premises or Additional Land; (d) there are no judicial, quasi-judicial, administrative or other orders, injunctions, moratoria, or pending or threatened proceedings against Lessor or the Land or Additional Land which preclude or interfere with or would preclude or interfere with, the occupancy and use of the demised Premises or Additional Land for Lessee's intended uses; (e) Lessor has received no written notice of violation of any federal, state, county or municipal or other governmental agency, law, ordinance, regulation, or a rule or requirement relating to the Premises or Additional Land and that the Premises and Additional Land comply with all applicable Laws; (f) water, electrical and telephone utilities have been stubbed to the Building and Additional Land; (g) to Landlord's knowledge, there are no events or circumstances existing, threatened or planned which would prohibit or materially interfere with Lessee's intended use, occupancy and development of the Premises and/or Additional Land as a


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warehouse/office distribution center; (h) the Premises and the Additional Land are separate legal parcels, properly subdivided under applicable laws; and (i) no Hazardous Materials (as hereinafter defined) have been used, discharged, dumped, spilled or stored on or about the Land or Additional Land and Lessor has received no notice and has no knowledge of any such condition on the Land, Additional Land or in the Building; Lessor hereby agrees that if any claim is ever made against Lessee relating to Hazardous Materials at or around the Premises or Additional Land, whether or not such Hazardous Materials are present as of the date hereof or are hereafter discovered on the Premises or Additional Land (unless introduced by Lessee or Lessee's employees, servants, agents, contractors, assignees, licensees, invitees or successors), all costs of removal, disposal and remediation incurred by, all liability imposed upon and all damages suffered by Lessee directly or indirectly arising out of the same shall be borne by Lessor, and Lessor agrees to indemnify, defend, protect and hold Lessee harmless from and against all such costs, losses, liabilities and damages, including, without limitation, all third-party claims (including sums paid in settlement thereof, with or without legal proceedings) for personal injury or property damage and other claims, actions, administrative proceedings, judgments, penalties, fines, costs, liabilities, losses, attorneys' fees and expenses (through all levels of proceedings), consultants and experts fees and all costs incurred in enforcing this indemnity. The foregoing indemnification of Lessee by Lessor includes, without limitation, costs incurred in connection with any necessary investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water or, under or about the Premises and/or Additional Land, except to the extent caused by actions of Lessee or its employees, servants, agents, contractors, assignees, licensees, invitees or successors. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises or Additional Land not caused by Lessee or its employees, servants, agents, contractors, assignees, licensees, invitees or successors results in the contamination of the Premises or Additional Land or any part thereof or causes the Premises or Additional Land to be in violation of any Laws, Lessor shall promptly take all actions at its sole expense as are necessary to return the Premises and Additional Land to the condition they were in before the introduction of any such Hazardous Material. In taking any such actions, Lessor shall use best efforts to minimize any interference with Lessee's use of and access to the Premises and Additional Land and shall reasonably schedule such actions with Lessee. The representations, warranties and indemnities contained in this Section 2.1 shall survive the termination or expiration of this Lease and any purchase of the Premises and/or Additional Land by Lessee or any person or entity who takes an assignment of such rights pursuant to Article XX, below.

          Section 2.2. REPRESENTATIONS OF LESSEE. The Lessee makes the following representations and warranties to Lessor: Lessee is a corporation duly organized and existing under the laws of the State of Delaware and has full power and authority to enter into this Lease and the transactions contemplated hereby and to perform its obligations hereunder and by proper action has duly authorized the execution and delivery of and the performance under this Lease.

                                ARTICLE III.  PREMISES

          Section 3.1. PREMISES. Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to hire from Lessor the Premises, all of which have been inspected and accepted in their


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present condition, with the sole exception of those specific items described in
Article VII hereinafter, upon the terms and conditions set forth herein.

                          ARTICLE IV.  COMMENCEMENT OF TERM

          Section 4.1. INITIAL TERM. To have and hold the same unto Lessee for the initial term of approximately five (5) years and one-half (1/2) month, commencing on the later of (i) July 15, 1999 or (ii) the date Lessor (or Lessee, as the case may be, as more particularly set forth below) completes the Lessor's Work pursuant to Sections 7.1 and, if applicable, 7.2 (A) below (hereinafter the "Commencement Date"), on the covenants, conditions and agreements hereinbefore and hereinafter stated, said initial term ending at 11:59 p.m. on July 31, 2004. Notwithstanding the foregoing, in the event Lessor does not deliver the Premises to Lessee as required by this Lease on or prior to August 15, 1999, Lessee may, at its option, (i) terminate this Lease at any time prior to such delivery of the Premises to Lessee or (ii) take possession of the Premises and complete the Lessor's Work pursuant to Sections 7.1 and, if applicable, 7.2(A) below (in which event Lessor shall reimburse Lessee for any amounts incurred by Lessee in completing Lessor's Work within thirty (30) days of Lessee's demand therefor in accordance with Section 7.6 below). Notwithstanding the foregoing, from and after the mutual execution and delivery of this Lease, provided that Lessee and its agents do not unreasonably interfere with Lessor's Work, subject to the terms and provisions of the Lease, including without limitation, the insurance and indemnity requirements, but with no obligation to pay any annual rent or any other charges hereunder, Lessee and Lessee's architects, contractors, subcontractors, laborers, materialmen and suppliers shall have access to the Premises prior to the Commencement Date for the purpose of installing Lessee's personal property, inventory, equipment, furniture and fixtures (including Lessee's data and telephone equipment) in the Premises.

          Section 4.2. EXTENSION TERMS. Provided that Lessee is not then in default under Section 15.1 beyond all applicable notice and cure periods set forth therein, Lessee shall have the option to extend or renew this Lease on the same terms and conditions set forth herein (with the exception of annual rent as set forth in Section 5.2 below) for two (2) additional five-year terms. Such options may be exercised by Lessee giving written notice to Lessor of its intent to renew at least twelve (12) months prior to the expiration of the term then in effect.

                                   ARTICLE V.  RENT

          Section 5.1. RENT PAYMENTS DURING INITIAL TERM. During the initial term of this Lease beginning on the Commencement Date, Lessee covenants and agrees to pay to the Lessor annual rent, subject to adjustments as set forth elsewhere in this Lease, of Two and 95/100ths Dollars (U.S. $2.95) per square foot of the floor area contained in the leased portion of the Building, the parties hereby agreeing that for purposes of this Lease, said Building contains 438,500 square feet of floor area. Accordingly, the annual rent payable by Lessee during the initial term shall be One Million Two Hundred Ninety-Three Thousand Five Hundred Seventy-Five Dollars (U.S. $1,293,575.00), payable in monthly installments of $107,797.91 each. All annual rent under this Lease shall be payable in equal monthly installments in advance on the first day of each month during the initial term of this Lease at the offices of Lessor or such place as Lessor may designate by notice to Lessee, without any offset or deduction, except as expressly set forth elsewhere in this Lease. Lessee agrees to pay such rent in lawful money of the United


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States of America which is legal tender for the payment of public and private debts. Inasmuch as the Commencement Date is scheduled to begin on a date other than the first day of a calendar month, Lessee shall on the Commencement Date pay Lessor an amount equal to such proportion of an equal monthly installment as the number of days from the Commencement Date to the end of the calendar month in which the Commencement Date occurs bears to the total number of days in such calendar month, and such payment shall represent the pro rata rent from the Commencement Date to the end of such calendar month. Likewise, any other payments for partial months shall be prorated based on the actual days in such calendar month.

          Section 5.2. RENT PAYMENTS DURING RENEWAL TERM. On the first (1st) day of each of the renewal or extension terms referred to in Section 4.2 above, the annual rent payable under Section 5.1 during the previous five-year period (the "Base Rent") shall be adjusted by the change, if any, from the "Base Month" specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPI U (All Urban Consumers) for Washington, D.C. - MD - VA., All Items (1982-1984 = 100), herein referred to as "C.P.I."
The annual rent payable for the renewal or extension term shall be calculated as follows: the Base Rent shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month two (2) months prior to the first
(1st) day of the applicable renewal or extension term, and the denominator of which shall be the C.P.I. of the calendar month which is two (2) months prior to the first month of the term of this Lease or the first month of the first option term (with respect to the exercise of the second option term) ("Base Month"). The sum so calculated shall constitute the new annual rent hereunder, but in no event shall any such new annual rent be less than the annual rent payable immediately preceding the date for rent adjustment. In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculation.
 In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Lessor and Lessee.

          Section 5.3. LATE CHARGE. In addition to the rent specified hereinabove, a late charge equal to five percent (5%) of the then-current amount of the monthly rent installments shall be immediately due and payable by Lessee as additional rent if the full amount of any such monthly rental payment is not received by Lessor on or before the fifth (5th) day following written notice that such amount was past due, time being of the essence.

          Section 5.4. HOLDOVER RENT AND CONTINUED OCCUPANCY. In the event that the Lessee shall continue to occupy the Premises after the expiration of the initial term or any applicable renewal terms, the annual rent required to be paid during any such holdover tenancy shall increase to one hundred twenty-five percent (125%) of the amount of annual rent to be paid during the previous term. Any such holdover tenancy may be terminated by either party on thirty (30) days written notice.

          Section 5.5. SECURITY DEPOSIT. Within ten (10) days following the mutual execution and delivery of this Lease, Lessee shall provide to Lessor a security deposit in an original amount equal to $431,191.64; provided, however, in the event that Lessee becomes a


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publicly traded company with a market capitalization of at least $1,000,000,000,
Lessor shall release an amount equal to $323,393.73 to Lessee within thirty (30) days following Lessee's written request therefor, and the security deposit shall thereafter be in an amount equal to $107,797.91; provided, further, however, in the event that at the time Lessee becomes a publicly traded company with a market capitalization of at least $1,000,000,000, Lessee has posted a letter of credit with Lessor in lieu of a security deposit as hereinafter provided, Lessor agrees to accept a substitute letter of credit in the amount of $107,797.91 in place of the existing letter of credit upon Lessee's request. For purposes herein, "market capitalization" shall mean the number of outstanding shares of Lessee multiplied by the public trading value. Such security deposit shall be in the form of cash or, at Lessee's option, from time to time, an unconditional letter of credit issued by a banking institution insured by the FDIC in form and substance reasonably satisfactory to Lessor. Lessee shall also retain from time to time the right to cancel the letter of credit at any time provided Lessee concurrently replaces such letter of credit being cancelled with a substitute letter of credit issued by a banking institution insured by the FDIC in form and substance reasonably satisfactory to Lessor or cash in an amount equal to the then applicable security deposit. Any portion of any letter of credit which is drawn upon by Lessor in accordance with the provisions hereof, but is not used or applied in accordance with the terms of this Lease shall be held as the security deposit hereunder. Such security deposit shall be held by Lessor during the term of this Lease and any renewals and extensions hereof to secure the faithful and timely performance of Lessee's obligations hereunder. If
Lessee defaults in the performance of any of its obligations hereunder beyond all applicable notice and cure periods, including, but not limited to, the payment of rent, the Lessor may use, apply or retain all or any part of such security deposit for the payment of any unpaid rent or for any other amount which the Lessor may be required to spend by reason of the Lessee's default, including any damages or deficiency in the reletting of the Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a summary reentry or other reentry by the Lessor. In the event of any use or application of such security deposit by Lessor, Lessee agrees to replace such amount so used or applied within thirty (30) days following receipt of Lessor's written request. Any remaining balance of such security deposit shall be returned by Lessor to Lessee within sixty (60) days after the termination of this Lease. Lessor and Lessee agree that any cash security deposit shall be deemed to be non-interest bearing.

                                   ARTICLE VI.  USE

          Section 6.1. USE OF THE PREMISES. Lessee shall use and occupy the Premises for the operation of a warehouse/distribution facility and general offices related thereto and for any other lawful purpose. Subject to the other terms and conditions of this Lease, including without limitation, Articles II and VII, Lessee shall not suffer or permit the Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept in the Premises which would in any way (i) violate any Laws; (ii) cause structural injury to the Building or other improvements or any part thereof; (iii) damage the heating, air-conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building or other improvements; (iv) constitute a public or private nuisance; (v) alter the appearance of the exterior of the Building or other improvements or conduct any structural alterations on the interior of the Building without the prior written consent of Lessor in accordance with Article XVIII; or (vi) do anything or permit anything to be done on the Premises that would violate any of those certain Federal, state and local laws, regulations and guidelines


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now in effect, and any additional laws, regulations and guidelines which may hereafter be enacted, relating to or affecting Hazardous Materials (as hereinafter defined) or the handling, storage or disposal thereof. Any violation of any of the foregoing covenants which shall not be cured within fifteen (15) days after receipt by Lessee of written notification thereof (or such longer period as may be necessary if such default cannot reasonably be cured within fifteen (15) days, so long as Lessee shall have commenced to cure the same within said fifteen (15)-day period and thereafter shall diligently pursue such cure) shall be an event of default under this Lease.

                    ARTICLE VII.  REPAIRS/IMPROVEMENTS/MAINTENANCE

          Section 7.1. REQUIRED REPAIRS AND IMPROVEMENTS BY LESSOR PRIOR TO COMMENCEMENT DATE. Lessee has inspected the Premises and accepts same in their current condition and state of repair, except the Lessor agrees only to install/perform the following repairs and/or improvements to the Building in a good and workmanlike manner and free of material defects prior to the Commencement Date:

               A) At the Commencement Date, all loading dock equipment, including doors, bumpers, seals, lights and levelers, shall be in a good and operable condition and in compliance with all applicable Laws;

               B) At the Commencement Date, the interior floor of the Building shall be cleaned and in good condition;

               C) At the Commencement Date, dedicated electrical service in the Building shall be 3,000 amps of three-phase;

               D) At the Commencement Date, the Building shall be in compliance with the requirements of the Americans with Disabilities Act and any and all local and state codifications thereof;

               E) At the Commencement Date, all Building systems and equipment, with the exception of those installed by Lessee, shall meet all current applicable Laws, without regard to grandfathering or waivers, and shall be in good working condition and order;

               F) At the Commencement Date, the roof of the Building shall be in good repair and shall have an estimated useful life of greater than fifteen
(15) years;

               G) At the Commencement Date, all paved car and truck areas shall be in good repair and shall have an estimated useful life of at least fifteen (15) years; and

               H) At the Commencement Date, the Building shall have a structurally sound shell and be leak-free.

               If Lessee discovers that the Premises do not comply with Lessor's obligations under this Section 7.1, Lessee shall provide Lessor with written notice thereof within thirty (30) days following the Commencement Date and Lessor shall be responsible for promptly complying with such obligations at Lessor's sole cost and expense.


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          Section 7.2.  OPTIONAL IMPROVEMENTS.  If requested by Lessee in writing within six (6) months following the Commencement Date (with the exception of sub-paragraph A below, which must be requested within thirty (30) days following the mutual execution and delivery of this Lease and installed prior to the Commencement Date), Lessor agrees to install any or all of the following, all of which shall be installed in a good and workmanlike manner on a time schedule, in a manner and at a cost mutually agreed upon by Lessor and
Lessee:

               A) If requested by Lessee within thirty (30) days following the mutual execution and delivery of this Lease, the interior concrete floor of the Building shall be sealed (term = 5-year amortization);

               B) Install asphalt paving on the Land to provide 250 additional parking spaces (term = 10-year amortization); and/or

               C) Install gravel paving on the Land to provide 250 additional parking spaces (term = 5-year amortization).

                In the event that Lessee exercises the option to require Lessor to install any one or more of the items set forth in this Section 7.2 (A)-(C), the cost of such items shall be determined through competitive bidding, with Lessee having the right to determine the successful bid. At Lessee's option, Lessee shall either pay for the cost of installation of such optional item(s) or Lessor shall pay for the cost of the installation of such optional item(s) and such cost, together with interest thereon at the annual rate of nine percent (9%), shall be amortized over the indicated term for each such item and Lessee shall reimburse Lessor for such costs occurring during the initial term or any renewals of the Lease by adding them to the monthly rent payments payable by Lessee to Lessor.

               Lessor's obligations pursuant to Section 7.1 and the optional improvement which Lessee elects to have Lessor perform pursuant to Section 7.2
(A) shall be referred to herein as the "Lessor's Work."

          Section 7.3. LESSOR MAINTENANCE. Lessor shall, at Lessor's own expense, repair and maintain in good working order and condition and replace, if the same is not susceptible of being repaired, in a good and workmanlike manner only the roof, roof structure, exterior walls, flooring system, floor slab, foundation, paved car and truck areas, Building systems and equipment (with the exception of those installed by Lessee) to the extent costing in excess of $5,000.00 per occurrence and having a useful life in excess of five (5) years (see Section 7.5 below), load bearing walls and all other structural portions of the Premises, except damages occasioned by the negligence or willful misconduct of Lessee or its employees, servants, agents, contractors, assignees, licensees, invitees or successors, or the failure of Lessee to perform commercially reasonable maintenance required by this Lease, such repairs, maintenance and replacements to be performed within a commercially reasonable time after receipt of actual knowledge of the need therefor. In addition, Lessor shall be responsible for making, at its own expense, any and all maintenance, repairs and replacements to the Premises (including all equipment, machinery and systems thereof) to the extent that the need therefor results from the acts, negligence, omission or willful misconduct of Lessor or its employees, servants, agents, contractors, assignees, licensees, invitees or successors.


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          Section 7.4.  LESSEE MAINTENANCE.  Except for costs and obligations otherwise set forth in this Lease, Lessee shall within a commercially reasonable time, at its own expense, repair, replace and maintain the entire Premises in the condition it is in on the Commencement Date and suffer no damage or injury to it save ordinary wear and tear, damage by fire or other casualty or by the condemnation of the Building or any part thereof, Alterations approved or permitted under this Lease, or Lessor's failure to properly and timely maintain, repair or replace those portions of the Building for which Lessor is responsible under this Lease. Except as otherwise provided in this Lease, including without limitation, Lessor's obligations under Article II, Section 7.1, above, and
Section 7.5, below, Lessee shall, at its own expense, be responsible to maintain and repair the non-structural interior and exterior portions of the Premises, including, but not limited to, all landscaping and yard areas, electrical fixtures and systems, HVAC fixtures and systems, lighting fixtures and systems, plumbing fixtures and systems, trade fixtures, paving and walkways (including snow and ice removal), fire protection and sprinkler systems and security devices, if any, and any and all other equipment, systems and fixtures of every kind, nature or description. Lessee at its own expense shall cause such regular, periodic inspections as may be reasonably required by Lessor to be performed on the sprinkler system and any fire control system serving or located in or on the Premises in accordance with the reasonable requirements of Lessor's property and casualty insurance carrier and submit copies of same to Lessor immediately upon request.

          Section 7.5. SHARED MAJOR MAINTENANCE COSTS. Other provisions of the Lease to the contrary notwithstanding, in the event any existing HVAC, sprinkler, plumbing or electrical systems or any other Premises facilities, systems or equipment, with the exception of those installed in the Premises by Lessee, require any repair, replacement and/or maintenance costing in excess of $5,000.00 per occurrence where the useful life of such repair, replacement and/or maintenance is in excess of five (5) years, the cost thereof (in excess of the first $5,000.00 which must be paid by Lessee) shall be initially paid by Lessor; however, such cost together with interest at the annual rate of nine percent (9%) shall be amortized over the expected useful life thereof and the Lessee shall repay the monthly amortized payments occurring during the initial term or any renewals of this Lease as additional rent. The foregoing shall not apply in the event that such failure was caused by negligence or willful misconduct of Lessee or its employees, servants, agents, contractors, assignees, licensees, invitees or successors, or as a result of the failure of the Lessee to perform commercially reasonable maintenance as required by this Lease.

          Section 7.6. FAILURE TO MAKE MAINTENANCE REPAIRS AND REPLACEMENTS. Should Lessor or Lessee fail to perform its obligations under this Lease, the other party may, at its option, effect such maintenance, replacements or repairs, provided that such curing party shall have given the nonperforming party thirty (30) days prior written notice, except in the case of emergencies (in which event only such notice as may be reasonable under the circumstances shall be required). The nonperforming party shall reimburse the other party on demand for the reasonable and actual amount so expended (as evidenced by detailed invoice), plus interest at the rate of 9% per annum if reimbursement shall not be made within thirty (30) days after demand therefor; provided, however, if Lessee performs such maintenance, replacements or repairs which were Lessor's obligations under this Lease and Lessor fails to reimburse Lessee within sixty (60) days after demand therefor, Lessee may offset such amounts owed Lessee, plus interest, from rent.


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          Section 7.7.  QUALITY OF MAINTENANCE, REPAIRS AND REPLACEMENTS.
Lessor and Lessee shall perform all maintenance, repairs and replacements substantially consistent with the quality of labor and materials used originally in constructing the Building, in accordance with all applicable Laws and in accordance with standards comparable to other improvements similar to the Building located in Pittsylvania County, Virginia.

          Section 7.8. ABATEMENT EVENT. In the event that Lessee is prevented from using, and does not use, the Premises or any portion thereof, as a result of any occurrence outside the reasonable control of Lessee (an "Abatement Event"), then rent shall be abated or reduced, as the case may be, for such time that Lessee continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Lessee is prevented from using, and does not use, a portion of the Premises and the remaining portion of the Premises is not sufficient to allow Lessee to effectively conduct its business therein, and if Lessee does not conduct its business from such remaining portion, then rent shall be abated for such time as Lessee continues to be so prevented from using, and does not use, the entire Premises; provided, however, notwithstanding anything to the contrary set forth in this Section 7.8, Lessee's rent shall only be abated to the extent the occurrence is covered by rent loss insurance carried or required to be carried in connection with this Lease.

                                 ARTICLE VIII.  TAXES

          Section 8.1. PAYMENT OF REAL ESTATE TAXES. During the term of this Lease and any renewals and extensions hereof, Lessor shall deliver all tax bills to Lessee immediately upon receipt thereof. Following receipt of any such bills, Lessee shall pay such general real estate taxes and assessments and other ad valorem taxes, rates and levies assessed against the Land and/or the Building by any governmental agency or authority and all charges specifically imposed in lieu thereof (collectively, "real property taxes") at least ten (10) days prior to the delinquency date of the applicable installment. Upon written request from Lessor, Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. Notwithstanding anything to the contrary contained herein, Lessor shall pay at its sole cost and expense, any current or pending special assessments. The responsibility for the payment of real property taxes shall be prorated to the Commencement Date of this Lease. If any such real property taxes cover any period of time after the expiration or earlier termination of the term of this Lease, Lessee's share of real property taxes shall be equitably prorated to cover only the period of time during the term of the Lease and Lessor shall reimburse Lessee for any overpayment after such proration within thirty (30) days from making request therefor. Lessee may, at its sole option, pursue claims for reductions in real property taxes, in the name of Lessor, if necessary, and Lessor agrees to reasonably cooperate with Lessee in furtherance thereof. Any tax refunds and/or savings achieved by Lessee or Lessor due to such tax challenge or otherwise shall be the sole property of Lessee. There shall be included within the definition of "real property taxes" with respect to any calendar year only the amount currently payable on bonds and assessments (which shall be paid in the maximum number of installments), including interest for such tax calendar year or the current annual installment for such calendar year. Notwithstanding anything to the contrary contained in this Lease, real property taxes shall not include (i) any excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and


                                   DEED OF LEASE
                                   Page 10 of 30
succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Lessor's general or net income (as opposed to rents or receipts), (ii) penalties incurred as a result of Lessor's negligence, inability or unwillingness to timely deliver tax bills to Lessee, or (iii) any other taxes or assessments charged or levied against Lessor which are not directly incurred as a result of the operation of the Premises.

          Section 8.2. PAYMENT OF OTHER TAXES. Lessee shall be responsible to pay and shall pay when they are due all taxes or assessments on all personal property at any time located in or on the Premises, including, but limited to, all machinery and tool taxes, and all other taxes assessed against Lessee.

                                ARTICLE IX.  UTILITIES

          Section 9.1. PAYMENT OF UTILITY EXPENSES. Lessee shall bear the cost of any and all utilities used by Lessee on the Premises and shall pay the same when due.

                                ARTICLE X.  INSURANCE

          Section 10.1. INSURANCE BY LESSEE. Lessee, at Lessee's own cost and expense, shall carry at all times during the term of this Lease and any renewals and extensions hereof: (a) a special perils insurance policy covering loss and damage to the Building (specifically including earthquake coverage but excluding flood coverage), naming Lessor and Lessor's mortgagee(s) as additional insureds, as their interests may appear, and in the amount of at least the full replacement cost of the Building, with a deductible not to exceed $5,000.00, and
(b) a policy of commercial general liability insurance in reference to the Premises naming Lessor and Lessor's mortgagee(s) as additional insureds and protecting and indemnifying Lessee, Lessor, Lessor's mortgagee(s) and their assigns against any and all claims for injury and/or damage to persons or property or for the loss of life or of property in an amount of not less than $5,000,000 in respect to bodily injury or death to any one person and not less than $5,000,000 in respect to any one occurrence or accident and not less than $1,000,000 for property damage, and (c) rent loss insurance naming Lessor and Lessor's mortgagee(s) as additional insureds, as their interests may appear, in an amount sufficient to cover one year's rent, including all additional rent, due under this Lease. Prior to the earlier of (i) Lessee's entry onto the Premises or (ii) the Commencement Date, Lessee shall furnish Lessor with a certificate issued by the insurer evidencing the aforesaid coverages.

          Section 10.2. FORMS OF INSURANCE. All policies of insurance described in this Article X shall be provided by good and solvent insurance carriers licensed to do business in the Commonwealth of Virginia, may not expire or be cancelled or reduced below the coverage required hereunder without at least thirty (30) days' prior written notice to Lessor and Lessee and shall contain a waiver of subrogation pursuant to Section 10.3. Any insurance coverage described in this Article X may be effected by a blanket or umbrella policy or policies of insurance or under so-called "all risk" or "multi-peril" insurance policies, provided that the Premises and Lessee's liability under this Lease shall be at least the equivalent of separate policies in the amounts herein required. No less than annually, Lessee shall cause to be issued to Lessor a certificate of insurance reasonably acceptable to Lessor and evidencing compliance with the requirements of this Article X.


                                   DEED OF LEASE
                                   Page 11 of 30

          Section 10.3. WAIVER OF SUBROGATION. Lessor and Lessee agree that, in the event the demised Premises, or any part thereof, are damaged or destroyed by fire or other casualty that is covered by insurance of the Lessee, or the sublessees, assignees or transferees of Lessee, the rights of recovery of any party against the other or against the employees, agents or licensees of any part, with respect to such damage or destruction and with respect to any loss resulting therefrom, including the interruption of the business of any of the parties, are hereby waived to the extent of the coverage of said insurance or any other insurance carried by either party. Lessor and Lessee further agree that all policies of fire, extended coverage, business interruption and other insurance covering the demised Premises or the contents therein shall provide that the insurance shall not be impaired if the insureds have waived their right of recovery from any person or persons prior to the date and time of loss or damage. Any additional premiums for such clause or endorsement shall be paid by the Lessee.

                    ARTICLE XI.  DAMAGE BY FIRE OR OTHER CASUALTY

          Section 11.1. DEFINITIONS. "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor and Lessee shall have a mutually acceptable contractor notify Lessor and Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total. "INSURED LOSS" shall mean damage or destruction to improvements on the Premises which was caused by an event required to be covered by the insurance described in Article X of this Lease, irrespective of any deductible amounts or coverage limits involved. "REPLACEMENT COST" shall mean the cost to repair or rebuild the Building at the time of the occurrence to its condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable Laws, and without deduction for depreciation.

          Section 11.2. PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. Premises Partial Damage due to flood or earthquake shall be subject to Section 11.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance maintained by Lessor and/or Lessee shall be made available for the repairs if made by either party.

          Section 11.3. PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, and the Replacement Cost exceeds $250,000.00, Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective one hundred twenty (120) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage in excess of $250,000.00 without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this


                                   DEED OF LEASE
                                   Page 12 of 30

Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds or assurances are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice. If the Premises Partial Damage that is not an Insured Loss occurs and the Replacement Cost is less than or equal to $250,000.00 (as reasonably determined by a mutually agreeable contractor), Lessor shall repair such damage at Lessor's cost as soon as reasonably possible and this Lease shall continue in full force and effect.

          Section 11.4. TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate one hundred fifty (150) days following such Destruction.

          Section 11.5. DAMAGE NEAR END OF TERM. If at any time during the last twelve (12) months of this Lease there is damage for which the cost to repair exceeds three (3) months annual rent, whether or not an Insured Loss, Lessor or Lessee may terminate this Lease effective ninety (90) days following the date of occurrence of such damage by giving a written termination notice to the other within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by exercising either such option. If Lessee fails to exercise such option, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

          Section 11.6. ABATEMENT OF RENT; LESSEE'S REMEDIES.

                    (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction, the rent payable by Lessee for the period required for the repair, remediation or restoration of such damage, plus a reasonable period of time for Lessee to install its systems, furniture, fixtures and equipment in the Building, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, to the extent that such rent is recoverable under the rent loss insurance required pursuant to Section 10.1 or otherwise carried by Lessor. All other obligations of Lessee hereunder shall be performed by Lessee (to the extent feasible in view of the situation).

                    (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within sixty (60) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, (i) terminate this Lease by delivering written notice to Lessor or
(ii) complete such repairs and restoration itself (in which event Lessor shall reimburse Lessee for any amounts incurred by Lessee in completing such repairs and restoration within thirty (30) days of Lessee's demand therefor in accordance with Section 7.6 above, except to the extent such costs are to be borne by Lessee pursuant to this Article XI, and shall assign any insurance proceeds to Lessee for such purpose). "Commence" shall mean the beginning of the actual work on the Premises.

          Section 11.7. OUTSIDE DATE FOR COMPLETION.   Notwithstanding the terms
of this Article XI, following any event of damage or destruction and in the event Lessor is obligated or elects to repair the damage or destruction, if the repairs are not substantially completed (for


                                   DEED OF LEASE
                                   Page 13 of 30
occupancy) within such one hundred eighty (180) days from the date of damage or destruction, Lessee shall have the right to terminate this Lease until such time as the repairs are complete, by notice to Lessor (the "Damage Termination Notice"), effective as of a date set forth in the Damage Termination Notice (the "Damage Termination Date"). Notwithstanding anything to the contrary contained in this Lease, in the event of any damage or destruction to Lessee's trade fixtures (including all racking and related fixtures), equipment or Lessee's personal property, all insurance proceeds related thereto shall be paid to Lessee and Lessee may use such proceeds as Lessee sees fit, in Lessee's sole discretion, and Lessee has no obligation to rebuild or replace any trade fixtures, equipment or Lessee's personal property in the Premises.

                         ARTICLE XII.  ASSIGNMENT; SUBLETTING

          Section 12.1. ASSIGNMENT AND SUBLETTING. Subject to Section 12.2 below, Lessee shall not assign or sublease the Premises or any portion thereof without the prior written consent of Lessor, which consent shall not be unreasonably withheld or conditioned and shall be granted or denied within ten
(10) business days. Lessee acknowledges that Lessor has obtained or may obtain financing which may require assignment of this Lease, from time to time, as additional security, and Lessee hereby expressly consents to such assignments and shall execute any commercially reasonable document required by Lessor in connection therewith.

          Section 12.2. AFFILIATES. Notwithstanding anything to the contrary contained in this Article XII, neither (i) an assignment or subletting of all or a portion of the Premises (A) to an entity which is controlled by, controls or is under common control with Lessee (or a valid assignee of this Lease), (B) to an entity which is funded by Lessee in connection with Lessee's business in the "e-commerce," or "retailing" industry or (C) to a purchaser of all or substantially all of the assets of Lessee or of an entity which is controlled by, controls or is under common control with Lessee (or a valid assignee of this Lease), (ii) a transfer, by operation of law or otherwise, in connection with the merger, consolidation or other reorganization of Lessee or of an entity which is controlled by, controls or is under common control with Lessee (or a valid assignee of this Lease), nor (iii) the temporary use or occupancy of portions of the Premises by a party or parties in connection with the transaction of business with Lessee or with an entity which is controlled by, controls or is under common control with Lessee (or with a valid assignee of this Lease), shall be subject to the Lessor's consent or the payment of a Transfer Premium (as defined below) (such entities, purchasers, and parties shall be referred to herein collectively or individually as an "Affiliate"); provided, however, no sublease or assignment to an Affiliate shall release the Lessee named herein from any liability under this Lease. Lessee shall immediately notify Lessor of any such assignment, purchase, transfer, sublease, action, or use. For purposes of this Lease, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, or majority ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

          Section 12.3. TRANSFER PREMIUM. If Lessor consents to a sublease or assignment, as a condition thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor fifty percent (50%) of any "Transfer Premium," as that term is defined below, received by Lessee from such sublessee or assignee. "Transfer Premium" shall mean all rent, additional rent and other rental monies payable by such sublessee or assignee in excess of the rent payable by Lessee


                                   DEED OF LEASE
                                   Page 14 of 30
under this Lease, on a per square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Lessee for (i) any changes, alterations and improvements to the Premises or improvement or decorating allowances or other "out-of-pocket" monetary concessions, in connection with the sublease or assignment, (ii) any brokerage commissions in connection with the sublease or assignment, (iii) reasonable legal fees incurred in connection with the sublease or assignment, and (iv) the unamortized costs of tenant improvements installed by Lessee (which shall be equitably prorated if the subject space does not consist of the entire Premises) and any Alterations in the subject space (collectively, the "Subleasing Costs"). Lessee shall provide Lessor with a calculation of the Transfer Premium, together with all applicable back-up reasonably required by Lessor. Notwithstanding the foregoing, Lessee may convey, in connection with the sublease or assignment, but pursuant to a separate legally binding agreement, the Lessee's assets, business and trade fixtures, inventory, equipment or furniture or other Lessee's property to the extent paid for by Lessee and Lessee shall be entitled to retain any and all consideration received in connection with such conveyance.

          Section 12.4. SUBORDINATION. Lessee's rights under this Lease are subject and subordinate to the terms and conditions of Lessor's deed of trust as executed with Lessor's lending institution and is further subject to the security interest of that lending institution; provided, however, notwithstanding any provisions of this Lease to the contrary, as a condition precedent to Lessee's obligation to be bound by the provisions of this Section 12.4, Lessor shall deliver to Lessee with regard to any and all present and future mortgages, ground leases, deeds of trust, liens or other encumbrances against the Premises or any part thereof, non-disturbance agreements in form and substance satisfactory to Lessee. If said non-disturbance agreements are not delivered to Lessee on or before sixty (60) days after the date this Lease has been executed by the parties with respect to all existing mortgages, ground leases, deeds of trust, liens or other encumbrances, then one-half (1/2) of Lessee's payment of annual rent shall be abated until Lessee receives all such non-disturbance agreements and Lessee shall have the right to terminate this Lease without any liability or obligation whatsoever. Upon Lessor's request, subject to the provisions of this Section 12.4, Lessee shall agree to subordinate this Lease in writing to any mortgage or trust deeds which may hereafter be placed on the demised Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, and shall execute any and all further instruments necessary to that purpose and in form and substance satisfactory to Lessee, provided such mortgagee named in such mortgage or trust deeds shall agree in writing to recognize this Lease, all of the terms and provisions hereof (including, but not limited to, all extensions and purchase options) and all of Lessee's rights and remedies under this Lease (including, but not limited to, Lessee's rights of self-help and/or setoff and other remedies for any default, obligation, act or omission of Lessor or any prior lessor and Lessee's rights to terminate this Lease, all as provided in this Lease, all of which rights may not be limited or impaired in any manner) in the event of foreclosure or deed in lieu thereof if Lessee is not in default hereunder following receipt of written notice of such default and the expiration of any applicable cure period.

          Section 12.5. PROHIBITED TRANSFERS. Lessor shall not sell, assign or transfer, directly or indirectly, any right, title or interest in or to the Premises or Additional Land to Toys R Us or Amazon.com or any entity which is controlled by, controls or is under common control with either of them, or any successor to or assignee of any of the foregoing.


                                   DEED OF LEASE
                                   Page 15 of 30

          Section 12.6. NO SECURITY INTEREST. Lessor shall not possess any interest in and to Lessee's personal property, furniture (whether bolted or otherwise), furnishings, inventory, business machines and equipment, trade and business fixtures, including without limitation, any racks or similar trade fixtures whether or not bolted or affixed to the Premises, signs, communications equipment, moveable partitions, security equipment, networking equipment and viewing screens, telecommunications equipment, the uninterrupted power supply machinery and equipment and other articles of personal property owned by Lessee or installed or placed by Lessee at its expense in the Premises (collectively, "Lessee's Property") and Lessor hereby waives any such rights provided by law or in equity. Notwithstanding any provision contained herein to the contrary, Lessor hereby waives any right of distraint and any statutory or other lien which Lessor may have upon Lessee's trade fixtures and equipment or other personal property in the demised Premises, including, without limitation, the rights granted to landlords pursuant to Sections 55-227, 55-230 and 55-233 of the Code of Virginia. All Alterations and all improvements, walls, lighting, sprinklers and electrical wiring which may be installed or placed in or about the Premises, but excluding Lessee's Property installed in, on or about the Premises, from time to time, shall be and become the property of Lessor. Lessee may remove any of Lessee's Property at any time, provided, in each instance, Lessee repairs any damage to the Premises and Building caused by such removal. Lessee shall have no obligation to remove any Alteration upon the expiration or early termination of the Lease term, but Lessee shall broom clean the Premises concurrently with Lessee's vacation thereof. Lessee shall have the right, but not the obligation, to finance the purchase of and grant security interests in and otherwise encumber Lessee's Property, and Lessor shall, promptly upon request, execute a waiver and consent form required by any lender of Lessee granting such lender the right, upon reasonable notice, to enter the Premises to take possession of and remove Lessee's Property notwithstanding any alleged breach by Lessee of the terms of this Lease.

                     ARTICLE XIII.  NO LIABILITY ON LESSOR'S PART

          Section 13.1. LESSOR LIABILITY. Except as specified in this Lease, Lessor and its agents shall not be liable for (i) any damage to property of Lessee or of others entrusted to employees of the Lessee, nor for the loss of or damage to any property of Lessee by theft or otherwise unless caused by the willful act or negligence of Lessor, its agents, contractors, servants or employees; (ii) any injury or damage to persons or property resulting from fire, explosion, system failure, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, appliances, or plumbing works or from the street, or subsurface or from any other place or by dampness or any other cause of whatsoever nature unless caused by the willful act or negligence of Lessor, its agents, contractors, servants or employees; or
(iii) any damage caused by any other tenants or adjoined property owners or caused by operations in construction of any public or quasi-public work. Notwithstanding any provision herein to the contrary, Lessor shall be liable for such damages and injuries to Lessee or its employees, licensees, agents, tenants, invitees, successors or permitted assigns and their respective properties from failure of Lessor to maintain, repair or replace, with commercially reasonable promptness after receipt of actual knowledge thereof, those items which Lessor is required to maintain, repair or replace. Upon receiving actual knowledge that maintenance, repairs or replacements are required, Lessor shall have a commercially reasonable time to repair or replace the same and it shall not be liable for any damages sustained by Lessee during such commercially reasonable repair or replacement period. If Lessor shall fail to perform such


                                   DEED OF LEASE
                                   Page 16 of 30
maintenance, repair or replacement within a commercially reasonable time after receipt of actual knowledge thereof, then Lessor shall be responsible for such damages and injuries sustained by Lessee or its employees, licensees, agents, tenants, invitees, successors or permitted assigns and their respective properties upon Lessor's failure to maintain, repair and replace the Premises or required portions thereof. For purposes of this Section 13.1, "commercially reasonable" shall mean that Lessor must commence performance of the maintenance, repair and/or replacement within thirty (30) days (less in the event of an emergency) and diligently prosecute the same to completion. In no event, however, shall Lessor be held responsible for any indirect or consequential damages to Lessee, such as loss of profits, customers, goodwill, etc.

                              ARTICLE XIV.  CONDEMNATION

          Section 14.1. CONDEMNATION OF ALL OR A MATERIAL PART OF THE PREMISES. In the event that all or a material part of the Building or the Land shall be condemned or taken in any manner or conveyed in lieu thereof (collectively, a "taking) for any public or quasi-public use after the Commencement Date, this Lease shall cease and terminate as of the date of the vesting of title, and all rent and other sums payable by Lessee under this Lease shall be apportioned and paid through and including the date of the taking. A material part of the Building or the Land shall be deemed to have been taken if the Building and/or the Land which remains after the taking shall be unsuitable for the continued feasible and economic operation of the Premises by Lessee for the same purposes as used by Lessee immediately prior to such taking as reasonably determined by Lessee. In the event of any taking prior to the Commencement Date, Lessee shall have the right to terminate this Lease without any penalty or liability whatsoever or may agree to continue this Lease in full force and effect, in which event the provisions of the first sentence of Section 14.2 of this Lease shall apply.

          Section 14.2. CONDEMNATION OF LESS THAN A MATERIAL PART OF THE PREMISES. In the event of a taking of less than a material part of the Premises after the Commencement Date, all rent and other charges shall be reduced fairly and equitably in accordance with the portion taken, effective as of the date of taking, and Lessor shall restore all parking and driveway areas so taken and shall make all necessary restorations to the Premises at Lessor's cost and expense such that the portions of the Premises not taken shall constitute a complete architectural unit and shall serve the same function as immediately prior to such taking. If less than a material taking shall occur within the last year of the term of this Lease, Lessee may terminate this Lease without penalty or liability.

          Section 14.3.  LESSEE'S RIGHTS UPON CONDEMNATION.   For any taking,
whether or not this Lease is terminated, Lessee shall be entitled to compensation from the condemning authority for its unamortized leasehold improvements, relocation, loss of business, goodwill and storage expenses and any other items to which Lessee is entitled under applicable law, including without limitation, fifty percent (50%) of the leasehold bonus value.


                                   DEED OF LEASE
                                   Page 17 of 30

                           ARTICLE XV.  DEFAULTS; REMEDIES

          Section 15.1.  DEFAULT AND REMEDIES.

               A) (i) If Lessee defaults (a) in fulfilling any of the covenants of this Lease, requiring the payment of rent, additional rent or other payments due under this Lease, or (b) in strictly complying with any of the other terms, conditions or provisions of this Lease, or (ii) if Lessee makes a general assignment for the benefit of creditors, is adjudged a bankrupt or files a petition for reorganization or arrangement, or if there has been an attachment or other judicial seizure of substantially all of Lessee's assets, then, in the case of nonpayment of rent or other charges which continues for five (5) days after Lessee receives from Lessor written notice specifying such default, or if Lessee defaults in any one or more of the events referred to in (b) or (ii) above, then upon Lessee's receipt from Lessor of a written notice specifying the nature of said default and upon Lessee's failure to cure such default within thirty (30) days after receipt of Lessor's notice thereof, if required (or if said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Lessee shall not have diligently commenced curing such default with such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default within a commercially reasonable amount of time), then Lessor may serve a written five (5) business day notice of cancellation of this Lease upon Lessee and upon the expiration of said five (5) business days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such five (5) business day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Lessee shall then quit and surrender the demised Premises to Lessor but Lessee shall remain liable as hereinafter provided.

               B) Upon any default by Lessee which is not cured within any applicable cure period following receipt of notice thereof, if required, then and upon a termination of this Lease as provided in Section 15.1(A) above, Lessor may without further notice re-enter the demised Premises and dispossess Lessee with process of law by summary proceedings or otherwise, and the legal representatives of Lessee or other occupant of the demised Premises and remove their effects and hold the Premises as if this Lease had not been made, but Lessee shall remain liable hereunder as hereinafter provided and Lessee hereby waives the service of notice of intention to re-enter or institute legal proceedings to that end.

          Section 15.2. RENT DEFICIENCY. In case of any termination of this Lease, (a) the rent and additional rent shall become due thereupon and be paid up to the time of such termination; and (b) all damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs), together with interest thereon at the prime rate charged by the largest state chartered bank in Virginia plus two percent (2%) per annum but not to exceed the maximum rate allowed by law ("Interest Rate") until paid, directly incurred by Lessor as a result of such default less that which Lessee proves could reasonably be avoided. In no event under this Lease, however, shall Lessee be liable for any indirect or consequential damages to Lessor, such as loss of profits, customers, goodwill, etc. Lessor shall be under a duty to exercise diligence in an effort to mitigate its damages. In the event of a breach by Lessee of any of the covenants or provisions hereof and Lessee's failure to remedy the same within any applicable cure period following receipt of written notice, Lessor shall have the right of injunction and the


                                   DEED OF LEASE
                                   Page 18 of 30
right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity, the foregoing remedies and rights of Lessor being cumulative. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the demised Premises, by reason of the violation by Lessee of any of the covenants and conditions of this Lease or otherwise.

          Section 15.3. DEFAULT BY LESSOR. Should Lessor default in any of Lessor's obligations under this Lease after thirty (30) days written notice from Lessee specifying the nature of such default, including, but not limited to, Lessor's duty to pay debt service payments or in its obligation to repair, maintain and/or replace portions of the Premises, upon Lessor's failure to cure such default within thirty (30) days after receipt of Lessee's notice thereof (or if said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Lessee shall not have diligently commenced curing such default with such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default within a commercially reasonable amount of time), Lessee shall have and enjoy (but shall have no obligation), in addition to any other rights and remedies under this Lease or under common law, in equity or by statute (all of which shall be cumulative and no action by Lessee shall be deemed an election of remedies or a cure of Lessor's default): (i) the rights to divert and offset from rent and other payments hereunder due to Lessor, as provided in this Lease, or (ii) the right to terminate this Lease and shall be entitled to receive from Lessor all damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and costs), together with interest thereon at the Interest Rate until paid, directly incurred by Lessee as a result of such default less that which Lessor proves could reasonably be avoided. In no event, however, shall Lessor be liable for any indirect or consequential damages to Lessee, such as loss of profits, customers, goodwill, etc. Lessee shall be under a duty to exercise diligence in any effort to mitigate its damages. Mention in this Lease of any particular remedy shall not preclude Lessee from any other remedy allowed at law or in equity, the foregoing remedies and rights of Lessee being cumulative.

                      ARTICLE XVI.  COVENANT OF QUIET ENJOYMENT

          Section 16.1. QUIET ENJOYMENT. Lessor warrants and represents that it has full authority to execute this Lease for the term aforesaid and covenants that upon Lessee's paying the rent and performing the covenants to be observed and performed on Lessee's part prior to the expiration of any applicable cure period, Lessee may peaceably and quietly have, hold and enjoy the demised premises, subject, nevertheless, to the other terms and conditions of this Lease.

                                ARTICLE XVII.  NOTICES

          Section 17.1. NOTICE TO LESSOR. Any notice required or permitted to be given to Lessor shall be in writing and be deemed to have been properly given upon mailing the same by certified or registered mail, return receipt requested, or Federal Express or other reputable overnight courier, with postage prepaid or by facsimile transmission to Lessor, c/o Stanley W.


                                   DEED OF LEASE
                                   Page 19 of 30

Bowles Corporation, Post Office Box 4706, Martinsville, Virginia 24115-4706,
Attention: President, facsimile no. (540) 632-7624, and to John L. Gregory, III, Young, Haskins, Mann, Gregory & Smith, 400 Starling Avenue, Martinsville, Virginia 24114-0072, facsimile no. (540) 638-1214. Lessor reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to Lessee.

          Section 17.2. NOTICE TO LESSEE. Any notice required or permitted to be given to Lessee shall be in writing and be deemed to have been properly given upon mailing the same by certified or registered return receipt requested, or Federal Express or other reputable overnight courier, with postage prepaid or by facsimile transmission to eToys Inc. c/o 9141 U.S. Highway 29, Blairs, Virginia
24527, facsimile no.   [TO BE PROVIDED AFTER OCCUPANCY]   , Attention:  Property
Manager and 3100 Ocean Park Boulevard, Santa Monica, California, facsimile no.(310) 664-8101, Attn: General Counsel. Lessee reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to Lessor.

          Section 17.3. DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card. Notices delivered by Federal Express or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to Federal Express or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

                             ARTICLE XVIII.  ALTERATIONS

          Section 18.1. ALTERATIONS; IMPROVEMENTS. Lessee may make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Lessor in the event such Alterations do not alter the Building's exterior appearance, or materially affect the Building systems and equipment or the Building structure or add or modify any new systems or equipment to the Building (collectively, the "Adverse Effects"), provided Lessee shall provide Lessor prior notice thereof. Lessee shall obtain the prior written consent of Lessor to any Alterations having Adverse Effects, which consent shall not be unreasonably withheld or conditioned and shall be approved or denied within ten
(10) days of receipt of Lessee's request for approval. Any request shall be deemed approved if such notice of consent or denial is not received by Lessee within such ten (10) day period. Lessee's request for Lessor's approval shall be in writing describing the proposed alterations in reasonable detail and Lessor's response to Lessee shall be in writing. All such alterations and improvements to the Premises made by Lessee shall become the property of Lessor upon termination of occupancy.

                         ARTICLE XIX.  ENVIRONMENTAL MATTERS

          Section 19.1. HAZARDOUS MATERIALS. Lessee shall not cause or permit any Hazardous Material to be brought on or kept or used in or about the Premises by Lessee, its


                                   DEED OF LEASE
                                   Page 20 of 30
agents, employees, contractors or invitees at any time unless (a) Lessee shall have first obtained Lessor's consent thereto, which consent Lessor shall not unreasonably withhold, condition or delay, and (b) the Hazardous Material will be used, kept, stored and disposed of in a manner that complies with all Laws regulating any such Hazardous Materials so brought on or used or kept in or about the Premises. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of Lessee's permitted use hereunder so long as such use is in compliance with Laws and does not expose the Premises to any meaningful risk of contamination or damage.

               If Lessee breaches the obligation stated above in this Section
19.1 and the presence of Hazardous Materials brought by Lessee or its agents or invitees on or about the Premises results in contamination of the Premises or surrounding areas, Lessee shall indemnify, defend, protect and hold Lessor completely harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or the Building thereon, damages for the loss or restriction on the use of rentable or usable space or of any immunity of the Premises, damages arising from any adverse impact on marketing of space in the Premises, and reasonable sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) that arise during or after the term of this Lease as a result of that contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on, under or about the Premises caused by Lessee's action. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises caused by Lessee results in the contamination of the Premises or surrounding area or causes the Premises or surrounding area to be in violation of any Laws, Lessee shall promptly take all actions at its sole expense as are reasonably necessary to return the Premises and surrounding area to substantially the condition existing before the introduction of any such Hazardous Material, provided, that Lessor's approval of those actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed so long as those actions would not potentially have any material adverse long-term or short-term effect on the Premises or surrounding area.

               As used herein, the term "Hazardous Materials" shall mean and include any hazardous or toxic materials, substances, or wastes, including (i) any material, substances or wastes that are toxic, ignitable, corrosive or reactive and that are regulated by any local governmental authority, any agency of the Commonwealth of Virginia, or any agency of the United States government;
(ii) asbestos; (iii) petroleum and petroleum-based products; (iv) urea formaldehyde foam insulation; (v) polychlorinated biphenyls ("PCBs"); (vi) freon and other chlorofluorocarbons; (vii) those designated as hazardous substances pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 USCS Sections 6901, et seq., and (viii) those designated as hazardous substances pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Recovery Act, 42 USCS Sections 9601, et seq.

               Lessor and Lessee shall promptly notify the other of and shall promptly provide the other with true, correct, complete and legible copies of all of the following environmental items relating to the leased premises that may be filed or prepared by or on behalf of, or delivered to or served on, Lessee or Lessee or their respective agents: reports filed


                                   DEED OF LEASE
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

pursuant to any self-reporting requirements, reports filed pursuant to any applicable Laws or this Lease, all permit applications, permits, monitoring reports, workplace exposure, and community exposure warnings or notices, and all other reports, disclosures, plans, manifests or documents (even those that may be characterized as confidential) relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials.

               The provisions of this Section, including, without limitation, the indemnification provisions set forth herein, shall survive and not be merged into any termination of this Lease.

                           ARTICLE XX.  OPTION TO PURCHASE

          Section 20.1. OPTION TO PURCHASE LAND AND IMPROVEMENTS. Provided that Lessee is not then in monetary default under Section 15.1 beyond all applicable notice and cure periods set forth herein, at any time during the initial term hereof, Lessor hereby grants to Lessee the option to purchase all of Lessor's right, title and interest in and to the Land and Building from Lessor for the fixed price of Ten Million Five Hundred Thousand Dollars (U.S. $10,500,000.00), plus the unpaid balance of amortized expenditures of Lessor for additional improvements pursuant to Section 7.2 above. If Lessee desires to exercise the option to purchase, Lessee shall notify Lessor in writing not less than three (3) months prior to the expiration of the initial term hereof. In the event the Lessee exercises the option to purchase the Premises, then Lessee shall tender the entire purchase price in cash or other immediately available funds to Lessor within sixty (60) days thereafter, subject to the terms of this
Article XX. Lessee shall have the right to assign the foregoing purchase option to any person or entity, in Lessee's sole discretion, provided that notice of such assignment shall be promptly given to Lessor.

          Section 20.2. RIGHT TO PURCHASE ADDITIONAL LAND. Provided that Lessee is not then in monetary default under Section 15.1 beyond all applicable notice and cure periods set forth herein, during the first two (2) years of the term of the Lease following the Commencement Date ("Option Period"), Lessor hereby grants to Lessee the option to purchase all or any portion of Lessor's right, title and interest in and to all of the land adjoining the Premises as depicted on Exhibit "A" and labeled "Additional Land" ("Additional Land"). In the event Lessee elects to purchase any portion of the Additional Land, Lessee must elect to purchase at least 100 acres of the Additional Land; provided, however, if Lessee elects to purchase any portion of the Additional Land (subject to the 100 acre minimum), Lessor may elect to cause Lessee to purchase additional acres, the amount and location of which are at Lessor's discretion, up to the entire parcel of Additional Land. The purchase price to be paid by Lessee per acre purchased shall be an amount equal to (A) the product of (i) the number of acres which Lessee elected to purchase and (ii) $10,000.00 divided by
(B) the total number of acres being purchased by Lessee (including the acres which Lessor requires Lessee to purchase). If Lessee desires to exercise such option, Lessee shall so notify Lessor in writing not less than one (1) month prior to the expiration of the Option Period. In the event the Lessee exercises the option to purchase all of the Additional Land, Lessee shall tender the entire purchase price in cash or other immediately available funds within sixty
(60) days thereafter, subject to the terms of this Article XX. Lessee shall have the right to assign the foregoing purchase option to any person or entity, in Lessee's sole discretion, provided that notice of such assignment shall be promptly given to Lessor.


                                   DEED OF LEASE
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

          Section 20.3. CLOSING. Within sixty (60) calendar days after the exercise of any purchase option, Closing shall occur at the offices of Lessee's attorney in Pittsylvania County, Virginia, or at such other place to which the parties may agree (the "Closing Date"). The parties shall enter into a commercially reasonable purchase agreement within thirty (30) days following the exercise of any purchase option, which agreement shall contain commercially reasonable terms based on normal custom in Pittsylvania County, Virginia, including without limitation, (i) proration of closing costs, fees and taxes,
(ii) representations and warranties (including without limitation, a restatement of the representations and warranties contained in Article II of this Lease modified as necessary to effect a purchase rather than a lease), which representations and warranties shall survive the closing of such purchases,
(iii) Lessor's conveyance of good and marketable title to Lessee subject only to "Permitted Exceptions," as such term is defined below and (iv) an indemnification provision whereby Lessor indemnifies Lessee with respect to any breach of the representations and warranties included herein or in the purchase agreement.

               The transaction shall be consummated in the following manner:

               (i) Lessor shall deposit with the closing attorney a duly executed and acknowledged General Warranty Deed conveying the Premises and/or Additional Land, as applicable, to Lessee in the form attached hereto as Exhibit "C." Lessee shall be responsible for obtaining and paying for such additional surveys or examination of title as Lessee may deem necessary.

               (ii) Lessee shall deposit with the closing attorney the portion of the purchase price to be paid pursuant to Sections 20.1 and/or 20.2, above, in cash.

               (iii) At Closing, the executed deed shall be delivered to Lessee and the cash deposited by Lessee shall be delivered to Lessor after deduction of such recording costs of the deed as are customary for grantors or sellers to pay under Virginia law, brokerage commissions and Lessor's share of prorations. Closing shall be deemed to have occurred when the General Warranty Deed is recorded. The closing shall not occur unless and until the title company is in a position to issue the title insurance policy described in Section 20.4 below, showing title to the Premises and/or Additional Land, as applicable, vested of record in Lessee (or its assignee or nominee), subject only to Permitted Exceptions. Lessor, at its sole cost and expense, shall cause any parcels being purchased by Lessee hereunder to be separate legal parcels properly subdivided under applicable laws.

               (iv) Real estate taxes shall be prorated between the parties as of the Closing Date.

          Section 20.4. TITLE. In the event Lessee, or its assignee, exercises the right to purchase the Premises and/or the Additional Land, fee simple marketable title thereto shall be conveyed to Lessee or its assignee or nominee subject only to then current real estate taxes and assessments constituting liens not then due or payable, the exceptions attached hereto as Exhibit "D" and/or matters disclosed on the Survey, including any easements, detention areas and the proposed sewer easement, but specifically excluding any monetary liens or encumbrances


                                   DEED OF LEASE
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

("Permitted Exceptions"). Lessee's leasehold title policy issued in connection with this Lease shall insure that the purchase options contained herein are valid options vested in Lessee and that as of the closing, fee simple marketable title to the Premises and/or Additional Land shall be vested of record in Lessee or its assignee or nominee, subject only to Permitted Exceptions.

          Section 20.5. CONDITION OF PREMISES AND ADDITIONAL LAND. Until the expiration of Lessee's purchase options set forth in Sections 20.1 and 20.2, as applicable, Lessor shall take no actions which affect the Premises or the Additional Land, as applicable, without the prior written approval of Lessee, which shall not be unreasonably withheld, including without limitation, Lessor shall not enter into any lease or occupancy agreement, construct any improvements, grant any easements or similar rights, apply for any entitlements, transfer or agree to transfer any right, title or interest in or to the Premises and/or Additional Land to any party (except that Lessor may transfer or agree to transfer the Premises and/or Additional Land subject to this Lease and the options granted herein) or take any other action which could affect Lessee's purchase, use or development of the Premises and Additional Land.

          Section 20.6. RIGHT TO ENTER. Lessor shall deliver all written information with respect to the Premises and/or Additional Land, as applicable, which is in Lessor's possession within ten (10) days following Lessee's exercise of any purchase option in order to assist Lessee in conducting its due diligence on the Premises and/or Additional Land. Lessee and its designated agents and independent contractors shall have forty-five (45) days from the exercise of any purchase option to enter upon the Premises and/or Additional Land, as applicable, to conduct any and all due diligence with respect to the Premises and/or Additional Land, as applicable, as Lessee desires in connection with Lessee's planned development thereof, in its sole discretion, including without limitation, Phase II environmental inspections, engineering studies and borings and soils testing. If Lessee does not cancel its exercise of the applicable purchase options within forty-five (45) days from the exercise thereof, Lessee shall have committed, subject to the terms of this Article XX, to purchase the Premises and/or Additional Land, as applicable, by that date which is sixty (60) days from the date of Lessee's exercise. Lessee agrees to repair any damage it or its agents or independent contractors cause to the Premises or Additional Land and further agrees to indemnify and hold Lessor harmless from any and all costs, expenses, losses, attorneys' fees, and liabilities, including but not limited to, claims of mechanics' liens, incurred or sustained by Lessor as a result of any acts of Lessee, its agents or independent contractors pursuant to this Section 20.6. Lessee further agrees that in the event Lessee fails to exercise its purchase options, copies of any and all soils test, engineering studies, environmental reports, and any other documentation developed, prepared or submitted for the purpose of obtaining rezoning or development of the Premises or Additional Land tentative subdivision maps, tentative parcel maps or other development approvals, shall be delivered to Lessor at no expense to Lessor. Lessee further agrees to submit all development proposals to Lessor and obtain Lessor's written approval of such proposals prior to presenting same to any governmental agency, which approval shall not be unreasonably withheld. Lessor agrees to assist Lessee in any reasonable manner to obtain any necessary rezoning, maps or other necessary permits for Lessee's proposed development as long as such assistance is in no way at any cost or expense to Lessor (or is reimbursed by Lessee to Lessor) and in no way commits or binds the Premises or Additional Land, as applicable, to a change in the use or zoning of the Premises or Additional Land, as applicable, prior to the Closing Date.


                                   DEED OF LEASE
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

          Section 20.7. DAMAGE OR DESTRUCTION. Except for any damage or destruction attributable to the activities of Lessee or Lessee's agents, employees or contractors, in the event that prior to the Closing Date, the Premises or Additional Land, as applicable, or any improvements thereon are destroyed or materially damaged, Lessor shall bear the risk of loss therefor, and Lessee may elect to cancel the purchase or may purchase the Premises or Additional Land, as applicable, at the purchase price set forth herein less the amount by which such damage or destruction has decreased the fair market value of the Premises or Additional Land, as applicable.

          Section 20.8. CONDEMNATION. If, before the Closing Date, either Lessor or Lessee receives notice of any condemnation or eminent domain proceeding, the party receiving the notice shall promptly notify the other party of that fact. Lessee may elect either to proceed with the purchase contemplated by the purchase option or to terminate the option within fifteen (15) days after the date the notice is received. If Lessee proceeds with the purchase in accordance with all the terms of the option, all condemnation proceeds shall be paid to Lessee (or assigned to Lessee if not then yet collected).

          Section 20.9. POSSESSION. Possession of the Premises and/or Additional Land, as applicable, shall be delivered to Lessee upon the Closing Date.

                              ARTICLE XXI. MISCELLANEOUS

          Section 21.1. ENTIRE AGREEMENT. This Lease constitutes the entire understanding between the parties and shall be conclusively deemed to supersede all prior written or verbal communications between the parties. This Lease may not be modified or terminated unless in writing, signed by the parties to this Lease.

          Section 21.2. GOVERNING LAW. This Lease is to be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia, United States of America, which shall be deemed to have personal jurisdiction over the parties.

          Section 21.3. AUTHORITY. The individuals signing this Lease on behalf of the Lessor and the Lessee, respectively, expressly warrant and represent personally that he has full power and authority so to act on behalf of his principal.

          Section 21.4. ATTORNEYS' FEES. In the event either party shall be required to commence or defend any action or proceeding against the other party by reason of any breach or claimed breach of any provision of this Lease, to commence or defend any action or proceeding in any way connected with this Lease or to seek a judicial declaration of rights under this Lease, the party prevailing in such action or proceeding shall be entitled to recover from or to be reimbursed by the other party for the prevailing party's reasonable and actual attorneys' fees and costs through all levels of proceedings.

          Section 21.5. BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns, except as expressly set forth hereinabove.


                                   DEED OF LEASE
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          Section 21.6.  PARTIAL INVALIDITY.  If any provisions of this Lease or the application thereof to any person or circumstance shall be deemed invalid or unenforceable, the remainder of this Lease and its application to other persons or circumstances shall not be affected by such partial invalidity but shall be enforced to the fullest extent permitted by law as though such invalid or unenforceable provisions was never a part hereof.

          Section 21.7. COUNTERPARTS. This Lease may be executed in one or more identical counterparts, and as so executed by all parties hereto shall constitute a single instrument for purposes o the effectiveness of this Lease.

          Section 21.8. ESTOPPEL CERTIFICATES. At any time and from time to time and without charge, within fifteen (15) days after request therefor, Lessor and Lessee shall certify to the other and its designees, in writing, certain commercially reasonable matters relating to the status of this Lease. Any such certificate may be relied upon by Lessor or Lessee, as the case may be, and any person or entity to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party making the certifications contained therein.

          Section 21.9. ARBITRATION. The parties agree that any dispute arising out of this Lease shall be submitted to binding arbitration before a single arbitrator in Charlottesville, Virginia, under the auspices of the American Arbitration Association. The prevailing party in such proceeding shall be entitled to recover the costs of such proceedings, including reasonable attorneys' fees, as determined by the arbitrator.

          Section 21.10. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Lease.

          Section 21.11. MEMORANDUM OF LEASE. Upon written request by Lessee, concurrently with the execution of this Lease, Lessor shall execute and notarize a short form Memorandum of Lease in the form attached hereto as Exhibit "B", which may be recorded by Lessee at its sole expense.

          Section 21.12. SIGNS. Lessee may place any sign upon the Premises so long as such signs comply with all applicable Laws.

          Section 21.13. PARKING. Lessee shall have the right to use all parking areas within the Premises during the term of the Lease at no cost to Lessee, except as herein provided.

          Section 21.14. CONFIDENTIALITY. Except as may be required by subpoena or other legal requirement or for the purposes of or except as may be reasonably required in connection with the sale, re-leasing, financing or refinancing of the Premises, all information learned by or disclosed to Lessor with respect to Lessee's business (including without limitation, a copy of this Lease and the terms hereof and payments due hereunder) or information disclosed or discovered during an entry by Lessor into the Premises, shall be kept strictly confidential by Lessor, Lessor's legal representatives, successors, assigns, employees, servants and agents and shall not be used (except for Lessor's confidential internal purposes) or disclosed to others by Lessor, or Lessor's servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of Lessee, which Lessee may withhold in its sole and absolute


                                   DEED OF LEASE
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

discretion. Any and all information conveyed to the media and/or the business community, whether in the form of informal or formal discussion, press releases, direct mail or other broadly distributed announcements regarding discussions, negotiations, lease signing, occupancy by Lessee or such subsequent agreements between Lessee and Lessor concerning this Lease shall be conveyed exclusively by Lessee (this includes any and all contact with print or broadcast reports, as well as paid advertising).

          Section 21.15. SECURITY. Lessee shall have the right to install its own security/alarm system and/or have its own security personnel in the Premises, at Lessee's sole cost and expense, without obtaining the Lessor's prior written consent.

          Section 21.16. STANDARD FOR CONDUCT AND CONSENT. Notwithstanding anything to the contrary contained in the Lease, regardless of any reference to the words "sole" or "absolute" (but except for matters which will have an adverse effect on the (i) structural integrity of the Building, (ii) the Building's plumbing, heating, life safety, ventilating, air conditioning, mechanical or electrical systems ("Building Systems"), or (iii) the exterior appearance of the Building (whereupon in each such case Lessor's duty is to act in good faith and in compliance with the Lease), any time the consent of Lessor or Lessee is required, such consent shall not be unreasonably withheld, conditioned or delayed. Whenever the Lease grants Lessor or Lessee the right to take action, exercise discretion, or make allocations or other determinations, Lessor and Lessee shall act reasonably and in good faith. When Lessee is required to pay to Lessor any "costs" or "expenses" under the Lease, such amount shall be the actual cost or expense paid or incurred by Lessor without mark-up by or profit to Lessor. In the event that either party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

          Section 21.17. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay plus interest at the Interest Rate. Neither party which fails to pay "under protest" waives its right to later object to such payment.

          Section 21.18. TELECOMMUNICATIONS EQUIPMENT. At any time during the term of the Lease, Lessee may install, with the prior written consent of Lessor, which consent shall not be unreasonably withheld, at Lessee's sole cost and expense, any telecommunication equipment upon the roof of the Building or on the Premises in compliance with all applicable Laws, without the payment of any additional rent.

          Section 21.19. ENTRY BY LESSOR. Lessor reserves the right for itself and its agents, employees, servants, architects, engineers and contractors at all reasonable times and upon one (1) business days' notice (except in the case of emergencies) to the Lessee to enter the Premises to (i) show the Premises to prospective purchasers, mortgagees or tenants (to prospective tenants,


                                   DEED OF LEASE
                                   Page 27 of 30
only during the last twelve (12) months of the Lease term); (ii) post notices of non-responsibility; or (iii) alter, improve or repair the Premises or the Building in accordance with Lessor's obligations as set forth in this Lease.
All of Lessor's entries shall be scheduled with Lessee and performed, as applicable, so as to minimize interference with Lessee's use of the Premises, and, at Lessee's option, in each case, only upon being accompanied by an employee of Lessee and/or execution of Lessee's standard non-disclosure agreement as Lessor hereby acknowledges the extremely confidential nature of Lessee's business.

          Section 21.20. ABOVE-GROUND STORAGE TANK(S). Lessee shall have the right to install on the Premises, at locations reasonably approved by Lessor, one or more above-ground storage tank(s) to supply fuel to a back-up generator. Lessee's rights under this Section 21.20 shall be subject to the following terms and provisions: (a) Lessor shall have the right to reasonably approve the size, exact location, manner of installation and other specifications of the above-ground storage tank(s); (b) the exercise of Lessee's rights under this
Section 21.20 shall be subject to Lessee's compliance with all applicable Laws and acquisition of all approvals and permits required from applicable governmental authorities; (c) the installation, maintenance, monitoring and removal of the above-ground storage tank(s) shall be at Lessee's sole cost and expense; (d) Lessee shall comply with all applicable Laws pertaining to the operation, maintenance and monitoring of above-ground storage tanks, along with any additional requirements imposed by Lessor in connection therewith, and shall provide Lessor with evidence of such compliance in such form and at such times as Lessor requires; (e) Lessee shall maintain and repair the above-ground storage tank(s) in a first-class, safe condition, and shall be responsible for all reporting, monitoring, clean-up and remediation activities and costs pertaining to the storage tank(s) and materials stored therein or released therefrom; and (f) Lessee shall furnish Lessor with copies of all approvals, permits, notices and communications received from governmental authorities concerning the above-ground storage tank(s). Lessee shall have no right to install any underground storage tanks on the Premises.

          Section 21.21. PLANS AND DRAWINGS. Prior to the execution and delivery of this Lease, Lessor shall deliver to Lessee copies of (i) scalable building and site plans of the Premises, preferably AutoCAD compatible (ii) building profiles, and (iii) any and all existing hazardous materials reports, wetland reports or audits of either, to the extent in Lessor's possession or readily available to Lessor.

          Section 21.22. LEASING COMMISSIONS. Lessor and Lessee each represent that it has not dealt with any broker or agent in connection with the negotiation, execution, or delivery of this Lease, except for Binswanger Southern (N.C.), Inc. ("Binswanger"), and Cresa Partners, LLC ("Cresa").
Lessor shall pay to Cresa a commission equal to two and one half percent (2.5%) of the rent to be paid during the first five (5) years of the term of the Lease which is understood to be $2.95 per square foot per annum. Cresa's commission shall be payable over a six (6) month term in equal monthly installments of Twenty Six Thousand Nine Hundred Forty Nine Dollars ($26,949.00) each commencing
on the first day of the month following the Commencement Date.   In addition,
Lessor shall pay to Cresa two and a half percent (2.5%) of rents resulting from any renewal, extension or expansion of the Lease, payable over a six (6) month term in equal monthly installments at the commencement thereof. Binswanger shall be paid by Lessor a commission equal to three and a half percent (3.5%) of rent as collected by Lessor during the term of the Lease and any extension, renewal or expansion thereof. If Lessee


                                   DEED OF LEASE
                                   Page 28 of 30
exercises its option pursuant to Article XX to purchase the Premises or Additional Land or any part thereof, or any greater piece of property which is partially comprised of the Premises, or property adjacent to the Premises owned by Lessor or its successors and assigns, Cresa shall be paid by Lessor a sales commission equal to two and one half percent (2.5%) of the purchase price, less any prepaid but unearned lease commissions, and Binswanger shall be paid by Lessor a sales commission as provided in its listing agreement with Lessor dated July 28, 1998, less the aforesaid sales commission to Cresa and less any prepaid but unearned lease commissions. Lessor shall pay the brokerage commissions owing to Cresa pursuant to this Lease and Cresa shall be a third party beneficiary hereof. To the extent that Lessor fails to pay Cresa the commissions in accordance with this Lease, Cresa may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within thirty (30) days after said notice, Lessee shall be entitled to offset such amount(s) owed to Cresa from Lessor against Lessee's next rental obligations which may become due under this Lease. Any amount(s) offset from Lessee's rental obligations hereunder shall no longer be owed from Lessor to Cresa. The terms of this Section 21.22 shall survive the expiration or earlier termination of the term of this Lease. Any commissions owing to Cresa and Binswanger in connection with a sale of the Premises, the Additional Land or any property adjacent thereto or any portion thereof, shall be deducted from the purchase price and paid at the closing.

          WITNESS the following signatures and seals the day and year first above written:

                    LESSOR:

                    EAST BOWLES, L.L.C., a Virginia limited liability company

                    Stanley W. Bowles Corporation, Manager

                    BY: /s/ Barry A. Bowles
                       -----------------------------------------

                         Its President

                    LESSEE:

                    eTOYS INC., a Delaware corporation

                    BY:  /s/ Stephen Paul
                       -----------------------------------------

                         Its:  Vice President
                              ----------------------------------


                                   DEED OF LEASE
                                   Page 29 of 30

COMMONWEALTH OF VIRGINIA
CITY OF MARTINSVILLE, TO-WIT:


          The foregoing was acknowledged before me, this 12th day of May, 1999, by Barry A. Bowles, President of Stanley W. Bowles Corporation, the Manager of East Bowles, L.L.C., a Virginia limited liability company.

               My commission expires:             December 31, 2002
                                     ------------------------------------------



                                                 /s/ Sandra J. Martin
                                        ---------------------------------------
                                                    NOTARY PUBLIC



STATE OF CALIFORNIA
CITY/COUNTY OF LOS ANGELES, TO-WIT:



          On this 10th day of May, 1999, before me Joel Moline personally appeared Stephen Paul, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacities, and that by his/her/their signatures on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

               My commission expires:             November 29, 2001
                                      -----------------------------------------

                                                    /s/ Joel Moline
                                        ---------------------------------------
                                                     NOTARY PUBLIC



                                   DEED OF LEASE
                                   Page 30 of 30

                                    EXHIBIT "A"

                                      THE LAND

                                    EXHIBIT "B"

                             MEMORANDUM OF DEED OF LEASE

                         AND OPTION TO PURCHASE REAL ESTATE


     THIS MEMORANDUM OF DEED OF LEASE AND OPTION TO PURCHASE REAL ESTATE ("Memorandum") made this 10th day of May, 1999 by and between EAST BOWLES, L.L.C., a Virginia limited liability company ("Lessor") and ETOYS INC., a Delaware corporation ("Lessee").

                                      WITNESSETH

     WHEREAS, Lessor and Lessee have entered into a certain Deed of Lease dated May 10, 1999 (the "Lease") demising certain land and improvements more particularly described therein (the "Premises"); and

     WHEREAS, pursuant to the Lease, Lessor granted to Lessee an option (the "Option") to purchase (i) the Premises, and (ii) certain land adjoining the Premises (the "Additional Land") more particularly described therein; and

     WHEREAS, Lessor and Lessee desire by this Memorandum to provide notice of the Lease and the Option granted to Lessee under the Lease to purchase the Premises and the Additional Land.

     NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee do hereby publish and declare as follows:


     1.   LEASE

          1.        Name and Address of Lessor:

                    East Bowles, L.L.C.
                    c/o Stanley W. Bowles Corporation
                    Post Office Box 4706
                    Martinsville, Virginia    24115

          2.   Name and Address of Lessee:

                    eToys Inc.
                    3100 Ocean Park Boulevard
                    Santa Monica, California 90405


          3.   Date of Lease:  May 10, 1999


          4.   Description of Leased Premises:

               Approximately 53.088 acres of land, more or less, in Pittsylvania County, Virginia, as shown on Exhibit "A" attached hereto as the "Leased Premises" and made a part hereof and more particularly described in Exhibit "B" attached hereto and made a part hereof, together with improvements thereon containing a total of 438,500 square feet of floor area.

          5.   Term of Lease - Extension Terms:


               The initial term of the Lease shall be five (5) years, commencing on the later of (i) July 15, 1999 or (ii) the date the Lessor (or Lessee, as the case may be, as more particularly set forth in the Lease) completes the "Lessor's Work" pursuant to Sections 7.1 and, if applicable, 7.2(A) of the Lease (the "Commencement Date") and terminating on July 31, 2004. Lessee is granted the option to extend or renew the Lease for two (2) additional five-year terms.

     2.   OPTION TO PURCHASE THE PREMISES

          1.   Name and Address of Grantor:

                    East Bowles, L.L.C.
                    c/o Stanley W. Bowles Corporation
                    Post Office Box 4706
                    Martinsville, Virginia   24115

          2.   Name and Address of Optionee:

                    eToys Inc.
                    3100 Ocean Park Boulevard
                    Santa Monica, California  90405

          3.   Date of Option:   May 10, 1999

          4.   Description of Optioned Premises:

               Approximately 53.088 acres of land, more or less, in Pittsylvania County, Virginia, as shown on Exhibit "A" attached hereto as the "Leased Premises" and made a part hereof and more particularly described in Exhibit "B" attached hereto and made a part hereof, together with improvements thereon containing a total of 438,500 square feet of floor area.


          5.   Option Price:

               Ten Million Five Hundred Thousand Dollars ($10,500,000.00), plus unpaid balance of amortized expenditures of Lessor as described in Section 7.2 of the Lease.


          6.   Term of Option:

               The term of the Option shall be five (5) years, commencing on the Commencement Date and terminating on July 31, 2004.


     3.   OPTION TO PURCHASE ADDITIONAL LAND

          1.   Name and Address of Grantor:

                    East Bowles, L.L.C.
                    c/o Stanley W. Bowles Corporation
                    Post Office Box 4706
                    Martinsville, Virginia   24115

          2.   Name and Address of Optionee:

                    eToys Inc.
                    3100 Ocean Park Boulevard
                    Santa Monica, California 90405

          3.   Date of Option:  May 10, 1999

          4.   Description of Optioned Premises:

               Approximately 161.925 acres of land, more or less, in Pittsylvania County, Virginia, as shown on Exhibit "A" attached hereto as the "Additional Land" and made a part hereof and more particularly described in Exhibit "C" attached hereto and made a part hereof..

          5.   Option Price:

               An amount equal to (A) the product of (i) the number of acres which Lessee elects to purchase pursuant to Section 20.2 of the Lease and (ii) $10,000.00 divided by (B) the total number of acres being purchased by Lessee (including the acres which Lessor requires Lessee to purchase pursuant to Section 20.2 of the Lease).

          6.   Term of Option:

               The term of the Option shall be two (2) years, commencing on the Commencement Date and terminating July 31, 2001.

     IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be signed and acknowledged as their acts and deeds as of the day and year first above written.

                         LESSOR:


                         EAST BOWLES, L.L.C.,
                         a Virginia limited liability company

                         By: STANLEY W. BOWLES CORPORATION, Manager


                         By:
                            -----------------------------------------------

                               Stanley W. Bowles, President


                         LESSEE:


                         eTOYS INC.,
                         a Delaware corporation


                         By:
                            -----------------------------------------------
                              Name:

                              Title:

STATE OF            )
                    ) ss.
COUNTY OF           )

     I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that Stanley W. Bowles, whose name is signed to the foregoing instrument as President of Stanley W. Bowles Corporation, the Manager of East Bowles, L.L.C., personally appeared and acknowledged the same before me in my jurisdiction aforesaid in his capacity as such.


     Given under my hand and seal this ____ day of ________________, 1999.




                                   ---------------------------------

                                             Notary Public


 My Commission Expires:



STATE OF            )
                    ) ss:
COUNTY OF           )


     I, the undersigned, a notary public in and for the jurisdiction aforesaid, do hereby certify that _____________________________, whose name is signed to the foregoing instrument as _________________ of eToys Inc., personally appeared and acknowledged the same before me in my jurisdiction aforesaid on behalf of said corporation.


     Given under my hand and seal this ____ day of ________________, 1999.


                                   ---------------------------------
                                             Notary Public

My Commission Expires:

                                    EXHIBIT "A"


                                 [INSERT MAP HERE]

                                    EXHIBIT "B"

                                  LEASED PREMISES

                                (LEGAL DESCRIPTION)

LEASEHOLD PROPERTY (WITH OPTION TO PURCHASE)

PARCEL NO. 1:

Situate in Blairs Magisterial District, Pittsylvania County, Virginia:

     TRACT 1, containing 53.088 acres, located on State Road No. 1123 (Bowles Drive) as shown on Plat of Survey For Bowles Tight Squeeze Project, dated August 26, 1996, last revised April 27, 1999, made by William E. Mitchell (the "Plat"); and being in fact, a part of the same property conveyed to East Bowles, L.L.C., a Virginia limited liability company, from William H. Rogers, Jr. and Judith R. Rogers, husband and wife, be deed dated October 16, 1996, recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia in Deed Book 1057, at page 548. Together with a non-exclusive permanent easement and right-of-way for ingress and egress over, upon and across a certain strip of land 60 feet in width and 526.99 feet in length running from the western margin of U.S. Highway 29 to the eastern margin of Tract 1 and labeled "60' ACCESS EASEMENT" on the Plat.

                                    EXHIBIT "C"

                                 OPTIONED PREMISES

                                (LEGAL DESCRIPTION)

OPTION PROPERTY (OPTION TO PURCHASE)

PARCEL NO. 2:

Situate in Blairs Magisterial District, Pittsylvania County, Virginia:

     ALL that certain tract of land containing 161.925 acres, located on State Road No. 1123 (Bowles Drive) as shown on the Plat; and being in fact, a part of the same property conveyed to East Bowles, L.L.C., a Virginia limited liability company, from William H. Rogers, Jr. and Judith R. Rogers, husband and wife, be deed dated October 16, 1996, recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia in Deed Book 1057, at page 548.

                                    EXHIBIT "C"

                               GENERAL WARRANTY DEED


ETOYS INC.,
-----------
A DELAWARE CORPORATION


FROM:   DEED


EAST BOWLES, L.L.C.,
--------------------
A VIRGINIA LIMITED LIABILITY COMPANY


     THIS DEED, made and executed as of the ___ day of ___________, _____, by and between EAST BOWLES, L.L.C., a Virginia limited liability company, grantor and party of the first part, and ETOYS INC., a Delaware corporation, grantee and party of the second part:

     WITNESSETH: That for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid by the party of the second part to the party of the first part and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the said party of the first part does hereby bargain, sell, grant and convey, in fee simple, with general warranty of title, unto the party of the second part, the following, to-wit:

     All of that certain tract or parcel of real estate, together with the improvements thereon and appurtenances thereunto belonging, situated in Blairs Magisterial District of Pittsylvania County, Virginia, containing _______ acres, plus or minus, and being known and designated as ____________ according to Plat of Survey for Bowles Tight Squeeze Project, dated August 26, 1996, revised November 26, 1997 and April 27, 1999 prepared by William E. Mitchell Associates, Registered Land Surveyor, said Plat recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia, in Plat Book ____, page ____; and

     BEING a portion of the same property acquired by East Bowles, L.L.C., a Virginia limited liability company, from William H. Rogers, Jr. and Judith R. Rogers, husband and wife, by Deed dated October 16, 1996, of record in the aforesaid Clerk's Office in Deed Book 1057, page 548.

     The property herein described is being conveyed subject to __________ _________________________________________________________ [Permitted
Exceptions]. Specific reference is hereby made to the aforesaid deed and plat for a more particular description of the property herein conveyed.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed the day and year first above written.


          GRANTOR:


          EAST BOWLES, L.L.C., a Virginia limited liability company


          BY: Stanley W. Bowles Corporation, a Virginia corporation, Manager of East Bowles, L.L.C.



               BY:
                  ------------------------------------------------
                  President




------------------------------------
Secretary

 STATE OF VIRGINIA, AT LARGE,


CITY OF MARTINSVILLE, TO-WIT:


     The foregoing instrument was acknowledged before me this ____ day of _______, _____, by ____________________________, and
_____________________________, the President and Secretary, respectively, of Stanley W. Bowles Corporation, a Virginia corporation, the Manager of East Bowles, L.L.C., a Virginia limited liability company, Grantor herein.

     My Commission expires: _____________________________




                              ----------------------------------------
                              Notary Public

                                     EXHIBIT "D"

                                 PERMITTED EXCEPTIONS


1.   Lien for taxes not yet due and payable.

2. Easements and/or rights-of-way to Virginia Electric and Power Company recorded in Deed Book 1064, at Page 788 and in Deed Book 623, at Page 175.

3. Easement granted to The Chesapeake and Potomac Telephone Company of Virginia recorded in Deed Book 631, at Page 769.

4. Rights of others thereto entitled in and to the continued uninterrupted flow of any branches, streams or creeks.

5. Items disclosed by plat of survey by William E. Mitchell, RLS, dated August 26, 1996 and preliminary plat revised April 27, 1999 ("Plat"), including:

     (a) thirty (30) foot utility easement crossing the southern portion of the Premises;

     (b) the proposed twenty (20) foot utility easement crossing the Additional Land;

     (c) old communication line (now abandoned) located on Additional Land;

     (d) forty (40) foot easement running along a portion of the eastern boundary line of the Additional Land; and

     (e) existing detention pond (and the use thereof for the benefit of the Premises) located on the Additional Land shown on the Plat.

6. Title to any portion of the Premises or Additional Land running within the bounds of any public road or highway.